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                                                                     EXHIBIT 4.1
                                                                     -----------

                     Form of Warrant dated November 1, 1998

THIS WARRANT AND THE SECURITIES PURCHASABLE UPON ITS EXERCISE HAVE BEEN AND WILL BE, AS THE CASE MAY BE, ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH SALE, TRANSFER, OR DISPOSITION.



                               WARRANT TO PURCHASE
                                  COMMON STOCK
                                       OF
                           IMPAX PHARMACEUTICALS, INC.


WARRANT NO. ______
ISSUE DATE:       November 1, 1998


         FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, _________________ (the "Holder") is entitled to purchase from IMPAX PHARMACEUTICALS, INC., a California corporation (the "Company"), at a price per share as set forth in Section 1 hereof (the "Warrant Price"), the number of fully paid and non--assessable shares of Common Stock, as set forth in Section 2 hereof.

         1. Warrant Price. The Warrant Price for each share of Common Stock shall equal $2.50.

         2. Number of Shares. The number of shares of Common Stock issuable upon exercise of this Warrant shall be equal to ( ) (the "Warrant Shares").

         3. No Shareholder Rights. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company.

         4. Reservation of Shares. The Company covenants that during the period this Warrant is exercisable it will reserve from its authorized and unissued shares of Common Stock a sufficient number of units to provide for the issuance of the number of shares of Common Stock which are issuable upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Common Stock upon the exercise of this Warrant.

         5. Exercise of Warrant.

            5.1 Exercise. This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, together with the Subscription Agreement duly completed and executed, substantially in the form attached hereto as Exhibit A, accompanied by payment





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in full of the aggregate Warrant Price for the shares of Common Stock being purchased upon such exercise. Upon partial exercise hereof, a new warrant of like tenor and date shall be issued by the Company to the Holder setting forth the formula for determining the balance of shares of Common Stock not exercised under this Warrant. A warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Holder shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the Holder a certificate for the number of shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above.

            5.2 Issuance of Stock Certificates. Issuance of certificates for the shares upon the exercise of this Warrant shall be made without charge to the registered holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the registered holder of this Warrant.

         6. Adjustments.

            6.1 Adjustment for Reclassification, Exchange and Substitution. If the Company shall at any time or from time to time effect a subdivision of the outstanding capital stock, or shall issue a dividend of capital stock on its outstanding capital stock, the Warrant Price then in effect immediately before the subdivision or dividend shall be proportionately decreased, and conversely, if the Company shall combine the outstanding shares of capital stock, the Warrant Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6.1 shall become effective at the close of business on the date the subdivision or combination becomes effective or on the date on which the dividend is declared.

            6.2 Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or series of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend, provided for above, or a merger, consolidation, sale of assets), then, and in such event, the Holder of this Warrant shall have the right thereafter to purchase pursuant to this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock exercisable pursuant to this Warrant immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

         7. Performance of Terms. The Company will not, by amendment of its Article of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance of sale or securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of Warrant Holder under this Warrant.







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         8. Certain Transaction Rights. In the event of a merger or consolidation of the Company with or into another corporation, limited liability company, general or limited partnership, joint venture, association or other legal entity (other than a merger or consolidation pursuant to which the Company is the surviving corporation and the stockholders of the Company immediately preceding such merger or consolidation continue to own at least fifty percent (50%) of the capital stock of the Company entitled to vote following the closing of such merger or consolidation and which does not result in any reclassification of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant), or the sale of all or substantially all of the assets or capital stock of the Company, the Company or any successor corporation or other legal entity, as the case may be, shall execute a new Warrant the terms of which provide that the holder of this Warrant shall have the right to exercise the rights represented by such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price then in effect, in lieu of the shares of Common Stock theretofore issuable upon exercise of the rights represented by this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such merger, consolidation or sale of assets or capital stock by a holder of an equivalent number of shares of Common Stock. Such new Warrant shall provide for adjustments which are as equivalent as practicable to the adjustments provided for in this Section 8. The provisions of this Section 8 shall apply with equal force and effect to all successive mergers, consolidations and sales of assets and capital stock of the Company.

         9. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

            9.1 Valid Authorization of Warrant. This Warrant has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

            9.2 Valid Authorization of Warrant Shares. The Warrant Shares have been duly and validly authorized and reserved for issuance by the Company upon the exercise of the rights represented by this Warrant and, when issued upon the exercise of such rights in accordance with the terms and conditions hereof, the Warrant Shares will be (A) duly authorized and validly issued, fully paid and nonassessable shares of Common Stock, (B) free from all preemptive rights, rights of first refusal or first offer, taxes, liens, charges or other encumbrances with respect to the issuance thereof by the Company, and (C) free of any restrictions on the transfer thereof other than restrictions on transfer under applicable federal and state securities laws. At all times during the term hereof, the Company shall have authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

            9.3 No Violation of Charter Documents. The due execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon the exercise of the rights represented by this Warrant in accordance with the terms hereof will not, conflict with the Certificate of Incorporation or Bylaws of the Company, each as amended to the date of issuance hereof.

         10. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

            10.1 Investment Intent. This Warrant is being acquired for such Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon the exercise of the rights represented by this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares issuable upon the exercise of such rights are being acquired for investment and not with a view toward distribution or resale thereof.




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             10.2 No Registration. The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that such Warrant and the Warrant Shares, as the case may be, must be held by the Holder indefinitely, and therefore, that the Holder must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration requirements. The Holder further understands that the Warrant Shares have not been qualified under the California Securities Law of 1968 (the "California Law") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of such Holder's investment intent expressed herein.

             10.3 Sophisticated Investor. The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares and of protecting its interests in connection therewith.

             10.4 Economic Risk. The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

         11. Lock-Up Agreement. The Holder hereby agrees that, upon request of the Company or the managing underwriter of a public offering of any securities of the Company, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of all or any portion of the Warrant Shares without the prior written consent of the Company or the managing underwriter, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the date upon which the registration statement relating to such public offering is declared or ordered effective by the Securities and Exchange Commission) as may be requested by the Company or the underwriters, as the case may be.

         12. Miscellaneous.

             12.1 Governing Law. This Warrant is being delivered in the State of California and shall be construed and enforced in accordance with and governed by the laws of such State. The parties expressly stipulate that any litigation under this Warrant shall be brought in the State court of the County of Alameda, California and in the United States District Court for the Northern District of California. The parties agree to submit to the jurisdiction and venue of such courts.

             12.2 Notice Procedures. Any written notice by the Company required hereunder shall be made by hand delivery or first class mail, postage prepaid, addressed to the Holder at the address set forth on the books of the Company.

             12.3 Successors and Assigns. Neither this Warrant, nor any rights hereunder, may be assigned or transferred without the express written consent of the Company. The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder or Holders of this Warrant and the Warrant Shares issued or issuable upon the exercise of the rights represented by this Warrant.






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             12.4 Entire Agreement. This Warrant constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes in their entirety any prior or contemporaneous agreements by and between the Company and the Holder with respect to such matters.

             12.5 Further Assurances: No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. The Company shall at no time close its transfer books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of the rights represented by this Warrant in any matter which interferes with a timely exercise of such rights. The Company shall not, by any action, seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith seek to carry out all such terms and take all such actions as may be necessary or appropriate in order to protect the rights of the Holder under this Warrant against impairment.

             12.6 Lost Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder's expense shall execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

             12.7 Amendments. This Warrant and any provision hereof may be amended, waived or terminated (either generally or in a particular instance, retroactively or prospectively and for a specified period of time or indefinitely) only by a written instrument signed by the Company and the Holder, or, in the event of any partial transfer of the rights represented by this Warrant, the Holders of rights to purchase more than fifty percent (50%) of the Warrant Shares issuable upon exercise of the rights represented by this Warrant, and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant or the Warrants, as the case may be; provided, however, that no such amendment, waiver, termination or supplemental agreement shall reduce the aforesaid percentage which is required for consent to any amendment, waiver, termination or supplemental agreement without the consent of all of the Holders of the rights represented by this Warrant.





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         13. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable on or after December 31, 2003.

             Issued this 1st day of November, 1998

                                               IMPAX PHARMACEUTICALS, INC.


                                               By:______________________________



























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